Exhibit 4.1

LYONS BANCORP, INC.

RIGHTS OFFERING

Your properly completed Subscription Election Form MUST be received by The Lyons National Bank before 5:00 p.m., Lyons, New York time on May [__], 2016

[INSERT SHAREHOLDER NAME]

[INSERT SHAREHOLDER ADDRESS]

[INSERT SHAREHOLDER CITY, STATE, ZIP]

Dear Shareholder:

This letter is being distributed by Lyons Bancorp, Inc. (“us”, “we”, “our” or the “Corporation”) in connection with the offering (the “Rights Offering”) by the Corporation of [______] units at an offering price of [$____] per unit (the “Units”). Each Unit consists of one share of our common stock (the “Common Stock”) and one detachable warrant (the “Warrants”), which will be issued upon the exercise of non-transferable subscription rights (the “Subscription Rights”). Each Warrant entitles its holder to purchase, at any time before December 31, 2018 (unless extended by us), one additional share of Common Stock at an exercise price of [$___] per share.

Holders of our Common Stock and our convertible trust preferred securities (the “Trust Preferred Securities”) will receive one Subscription Right for each ten shares of Common Stock, and for each ten shares of Common Stock underlying our Trust Preferred Securities, held by them of record as of 5:00 p.m., Lyons, New York time on April 15, 2016 (the “Record Date”). The Subscription Rights and the Rights Offering are described in the offering circular dated [_____________], 2016, which is enclosed with this letter (the “Offering Circular”).

In the Rights Offering, we are offering up to an aggregate of [____________] of Units to be issued upon the exercise of the Subscription Rights. The Subscription Rights will expire, if not exercised earlier, at 5:00 p.m., Lyons, New York time, on May [___], 2016, unless we elect in our sole discretion to extend the period of the Rights Offering beyond this date (such date, as may be extended, the “Expiration Date”). As described in the Offering Circular, you will receive one Subscription Right for each ten shares of Common Stock, and for each ten shares of Common Stock underlying our Trust Preferred Securities, that you owned as of 5:00 p.m., Lyons, New York time, on the Record Date. Each Subscription Right will allow you to subscribe to purchase one Unit (the “Basic Subscription Right”) at a subscription price of $[____] per Unit.

You owned [INSERT NUMBER] shares of our Common Stock, or shares of our Common Stock underlying our Trust Preferred Securities, as of the Record Date. As such, your Basic Subscription Right entitles you to subscribe for up to [INSERT NUMBER] Units (rounded down to the nearest whole number of Units, with the total subscription payment being adjusted accordingly, as explained in the Offering Circular) for $[____] per Unit.

In addition, if you exercise your Basic Subscription Right in full, you will be eligible to subscribe to purchase additional Units, subject to the conditions and limitations described further in the Offering Circular (the “Over-Subscription Opportunity”). We offer no assurances that any subscription requests that you may submit pursuant to the Over-Subscription Opportunity will be fulfilled in whole or in part.

You will be required to submit payment in full for all of the Units you wish to buy under your Basic Subscription Right and pursuant to the Over-Subscription Opportunity to The Lyons National Bank (the “Subscription Agent”), by no later than 5:00 p.m., Lyons, New York time, on the Expiration Date. Any fractional Units resulting from the exercise of your Subscription Rights, including under the Basic Subscription Right and the Over-Subscription Opportunity, will be eliminated by rounding down to the nearest whole Unit, with the total subscription payment being adjusted accordingly. Any excess subscription payments that you may pay to the Subscription Agent in the Rights Offering will be returned, without interest, to you by the Subscription Agent as soon as practicable following the completion of the Rights Offering.

Your Subscription Rights are evidenced by this Subscription Election Form. Your Subscription Rights are non-transferable, meaning that you may not sell, transfer or assign your Subscription Rights to anyone else.

Enclosed for your additional information are copies of the following documents:

•	The Offering Circular;

•	Your Subscription Election Form;

•	A form of Beneficial Owner Election Form (to be used by beneficial owners, i.e. those who hold their shares of Common Stock “in street name” as described below);

•	A form of Nominee Holder Certification (to be used by “street name” holders of record, as described below); and

•	A return envelope addressed to The Lyons National Bank, acting as our Subscription Agent.

The documents listed above provide important additional information on the Rights Offering, the Corporation and the steps you must take if you wish to exercise all or some of your Subscription Rights. You should read all of these documents carefully in their entirety.

Actions Required

Your prompt action is requested. To exercise your Subscription Rights, you must deliver your properly completed and signed Subscription Election Form, together with your payment in full of the total subscription amount that is required for all of the Units that you intend to purchase under your Basic Subscription Right and any additional Units that you wish to purchase pursuant to the Over-Subscription Opportunity, to the Lyons National Bank, our Subscription Agent, as described further in the Offering Circular.

ALL CHECKS AND MONEY ORDERS SHOULD BE MADE PAYABLE TO “THE LYONS NATIONAL BANK.”

If your shares of Common Stock are held in “street name” you must contact the securities dealer, commercial bank, trust company, or other nominee acting as record holder of your shares and indicate your desire to exercise your Subscription Rights. You may do so by following the procedures for exercising your subscription rights provided by your record holder, if you received the offering documents through them, or if none were provided, by completing the enclosed Beneficial Owner Election Form and providing them to the record holder of your shares. The record holder must then complete the Subscription Election Form on your behalf.

If you are a securities dealer, commercial bank, trust company, or other nominee, you may be receiving this letter and the enclosed information as the record holder of shares of our Common Stock. We are asking persons who hold shares of our Common Stock beneficially and who have received the Subscription Rights distributable with respect to those shares through a broker, dealer, commercial bank, trust company, or other nominee, to contact you and request that you effect the transactions for them. In addition, we ask that you provide this information to such beneficial owners. Enclosed is a form of Nominee Holder Certification which you may use to report your exercise of such rights.

Your properly completed and signed Subscription Election Form accompanied by full payment of your total subscription amount must be received by The Lyons National Bank, our Subscription Agent, by no later than 5:00 p.m., Lyons, New York time, on the Expiration Date. Once you have exercised your Subscription Rights, you may not cancel, revoke or otherwise amend the exercise of your Subscription Rights. Any Subscription Rights that are not exercised prior to 5:00 p.m., Lyons, New York time on the Expiration Date will expire and you will have no further Subscription Rights.

Additional copies of the enclosed materials may be obtained from us by calling (315) 946-4871 or stopping by our main office located at 35 William Street, Lyons, New York 14489.

Sincerely,

Robert A. Schick

President & Chief Executive Officer

Lyons Bancorp, Inc.

SUBSCRIPTION ELECTION FORM

LYONS BANCORP, INC.

RIGHTS OFFERING

YOUR PROPERLY COMPLETED SUBSCRIPTION ELECTION FORM MUST BE RECEIVED BY THE LYONS NATIONAL BANK BEFORE 5:00 P.M., LYONS, NEW YORK TIME ON [______________], 2016

ALL CHECKS AND MONEY ORDERS SHOULD BE MADE PAYABLE TO “THE LYONS NATIONAL BANK.”

BASIC SUBSCRIPTION RIGHT

Your Basic Subscription Right entitles you to subscribe for up to [INSERT NUMBER] of Units.

Indicate the number of Units and the total subscription amount you wish to subscribe for pursuant to your Basic Subscription Right:

________________________

[INSERT NUMBER OF UNITS]

times $[____] per Unit

$________________________

[INSERT BASIC SUBSCRIPTION AMOUNT]

OVER-SUBSCRIPTION OPPORTUNITY

Indicate the number of additional Units you would desire to purchase above your Basic Subscription Right if available pursuant to the Over-Subscription Opportunity:

________________________

[INSERT NUMBER OF UNITS]

times $[____] per Unit

$________________________

[INSERT OVER-SUBSCRIPTION AMOUNT]

METHOD OF PAYMENT

Indicate your method of payment (including both the Basic Subscription Amount and any Over-Subscription Amount):

☐    Certified or cashier’s check, bank draft or money order or a personal check that clears before the Expiration Date, payable to The Lyons National Bank, is enclosed in envelope provided

☐    I authorize withdrawal(s) from the following The Lyons National Bank accounts:

Account Number(s)                     Amount(s)

______________________     $ _______________

______________________     $ _______________

______________________     $ _______________

TELEPHONE CONTACT INFORMATION

Please provide daytime and evening telephone numbers where you may be contacted in the event we cannot execute your subscription as provided:

Daytime:     (_______) ______________________

Evening:     (_______) ______________________

STATE OF RESIDENCE	The undersigned represents and warrants that he/she/it is a resident of the State of ______________________.
BANK AFFILIATION	The undersigned is a director, officer or employee of Lyons Bancorp, Inc. or The Lyons National Bank: ☐ Yes ☐ No
FINRA AFFILIATION	The undersigned is a director, officer, partner or employee of a FINRA member firm, or is an associate of any such person: ☐ Yes ☐ No

Under regulations of the Financial Institution Regulatory Authority, Inc. (FINRA), members of FINRA and their associates will be deemed to have agreed (i) not to sell, transfer or hypothecate the shares of common stock subscribed for hereunder for a period of 90 days following issuance and (ii) to report this subscription in writing to the applicable FINRA member within one (1) day of payment thereof.

By executing this Subscription Election Form, you acknowledge receipt of the Offering Circular dated [_______], 2016, and agree to all of the terms and conditions of the offering as described in the Offering Circular with respect to the Units subscribed for herein (including any riders attached to the Offering Circular). You agree that once this Subscription Election Form is tendered to the Subscription Agent, it may not be withdrawn and that the agreement created hereby shall survive the death or disability of the undersigned. This Subscription Election Form is not binding on Lyons Bancorp, Inc. until accepted by Lyons Bancorp, Inc. By submitting this Subscription Election Form, you also certify that you are not subject to back-up withholding and that you are purchasing the Units for your own account and that you have no agreement or understanding for the sale or transfer of such Units.

The offer and sale of the Units and underlying securities have not been and will not be registered under the securities laws of any states except New York. Additionally, the Units and underlying shares of Common Stock and Warrants issuable upon acceptance of your subscription may not be sold, hypothecated, assigned or otherwise transferred unless and until registered under the applicable state securities laws, or unless Lyons Bancorp, Inc. has received an opinion of counsel or other evidence satisfactory to Lyons Bancorp, Inc. and its counsel that such registration is not required, and the undersigned may be required to hold them for an indefinite period of time. The undersigned further acknowledges and agrees that any certificates representing the Common Stock and Warrants shall bear a legend to this effect, if applicable.

ACCEPTED AND AGREED:

Print Name:

Title:
(if applicable)

Signature:

Date:

COMPLETED SUBSCRIPTIONS SHOULD BE RETURNED TO:

The Lyons National Bank

Attn: Rights Offering Subscription

35 William Street

Lyons, NY 14489

ALL CHECKS AND MONEY ORDERS SHOULD BE MADE PAYABLE TO “THE LYONS NATIONAL BANK.”

IMPORTANT INFORMATION

NEITHER THE SUBSCRIPTION RIGHTS NOR THE UNITS AND UNDERLYING SHARES OF COMMON STOCK AND WARRANTS OFFERED HEREUNDER ARE A DEPOSIT OR AN ACCOUNT OF OUR BANK SUBSIDIARY AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

BY EXECUTING THIS SUBSCRIPTION ELECTION FORM, THE UNDERSIGNED ACKNOWLEDGES THAT THE UNDERSIGNED IS NOT WAIVING ANY RIGHTS HE, SHE OR IT MAY HAVE UNDER THE FEDERAL SECURITIES LAWS, INCLUDING THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934.

BENEFICIAL OWNER ELECTION FORM

LYONS BANCORP, INC.

The undersigned acknowledges receipt of the letter and the enclosed materials referred to therein relating to the grant of non-transferable rights (the “Subscription Rights”) to purchase units, each consisting of one share of Common Stock and one detachable warrant to purchase an additional share of Common Stock (the “Units”) of Lyons Bancorp, Inc. (the “Corporation”), pursuant to a subscription rights offering (the “Rights Offering”) as described further in the Corporation’s offering circular dated [______], 2016 (the “Offering Circular”), the receipt of which is hereby acknowledged.

With respect to any instructions to exercise (or not to exercise) Subscription Rights, the undersigned acknowledges that this form must be completed and returned such that it will be received by you by no later than 5:00 p.m., Lyons, New York time, on [______], 2016, the last business day prior to the scheduled expiration date of the Rights Offering.

This will instruct you whether to exercise Subscription Rights to purchase Units distributed with respect to the shares of the Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Offering Circular.

CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION:

Box 1. ☐ Please DO NOT EXERCISE SUBSCRIPTION RIGHTS for shares of Common Stock.

Box 2. ☐ Please EXERCISE SUBSCRIPTION RIGHTS for shares of Common Stock as set forth below:

IF YOU CHECKED BOX 2 ABOVE, COMPLETE THE FOLLOWING:

Basic Subscription Right

Box 3. ☐ I elect to exercise ALL of my entitlement under my Basic Subscription Right to purchase _________ Units for a total subscription price of $_____________.

Box 4. ☐ I elect to purchase _________ Units for a total subscription price of $_____________, which amount I acknowledge is less than my Basic Subscription Right.

IF YOU CHECKED BOX 3 ABOVE, COMPLETE THE FOLLOWING:

Over-Subscription Opportunity

IF YOU HAVE FULLY EXERCISED YOUR BASIC SUBSCRIPTION RIGHT ABOVE and you wish to subscribe for additional Units, subject to availability and the conditions and limitations described in the Offering Circular, please so indicate by checking the box below and completing the additional required information.

☐ I elect to subscribe to purchase $_____________ [INSERT AMOUNT] of additional Units pursuant to the Over-Subscription Opportunity:

IF YOU CHECKED BOX 2 ABOVE, COMPLETE THE FOLLOWING:

Form of payment

☐	Payment in the following amount is enclosed: $ ________________________

☐	Please deduct payment of $ _____________ from my (our) following account maintained by you:

(Type of Account)	(Account Number)

The offer and sale of the Units and underlying shares of Common Stock and Warrants have not been and will not be registered under the securities laws of any states except New York. Additionally, if you are not a resident of New York, the Units and underlying shares of Common Stock and Warrants issuable upon acceptance of your subscription may not be sold, hypothecated, assigned or otherwise transferred unless and until registered under the applicable state securities laws, or unless Lyons Bancorp, Inc. has received an opinion of counsel or other evidence satisfactory to Lyons Bancorp, Inc. and its counsel that such registration is not required, and you may be required to hold them for an indefinite period of time. The undersigned further acknowledges and agrees that any certificates representing the stock may bear a legend to this effect, if applicable.

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	Irrevocably elect to purchase the number of Units indicated above upon the terms and conditions specified in the Offering Circular; and

•	Agree that if I (we) fail to pay for the Units that I (we) have elected to purchase, you may exercise any remedies available to you under the law.

Print Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation, or in any other fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address:

Telephone Number:

NOMINEE HOLDER CERTIFICATION

LYONS BANCORP, INC.

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE OFFERING CIRCULAR OF LYONS BANCORP, INC. DATED [_____], 2016 (THE “OFFERING CIRCULAR”).

The undersigned, a broker, custodian bank, or other nominee holder (the “Nominee Holder”) of non-transferable subscription rights (the “Rights”) to purchase to purchase units, each consisting of one share of Common Stock and one detachable warrant to purchase an additional share of Common Stock (the “Units”) of Lyons Bancorp, Inc. (the “Corporation”) pursuant to the rights offering described and provided for in the Offering Circular, hereby certifies to the Corporation, and to The Lyons National Bank, as subscription agent for the rights offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the rights to purchase the number of Units specified below under the Basic Subscription Right, and on behalf of beneficial owners of rights who have exercised their Basic Subscription Right in full, the request to purchase the number of additional Units specified below pursuant to the Over-Subscription Opportunity, the terms of which is described further in the Offering Circular, listing separately each exercised Basic Subscription Right and any corresponding Over-Subscription request as to each beneficial owner for whom the Nominee Holder is acting hereby:

Number of Shares Owned on Record Date:
Number of Units Subscribed For Under Basic Subscription Right:
Number of Units Requested Under Over-Subscription Opportunity:
Print Name of the Nominee Holder:
By:
Print Signer’s Name:
Print Title:
Contact Name:
Contact Phone Number: